Exhibit 5.4

Ingersoll-Rand plc 170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland	Email jwilson@applebyglobal.com Direct Dial +1 441 298 3559 Tel +1 441 295 2244 Fax +1 441 292 8666 Your Ref Appleby Ref 140587.004/JW 28 October 2014

Dear Sirs
Bermuda Office Appleby (Bermuda) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com

Ingersoll-Rand International Holding Limited (IR Holding) and Ingersoll-Rand Company Limited (IR Limited and together with IR Holding, the Companies and each individually a Company)

We have acted as legal advisers as to matters of Bermuda law to the Companies and in such capacity we have assisted in the preparation of a Registration Statement on Form S-3 bearing registration number 333-199562 (such statement as may be amended from time to time, Registration Statement) as was filed with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended (Securities Act), relating to the shelf registration under the Securities Act of, inter alia, guarantees of certain debt securities to be issued from time to time by Ingersoll-Rand plc, Ingersoll-Rand Global Holding Company Limited or Ingersoll-Rand Luxembourg Finance S.A.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (Documents) together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

ASSUMPTIONS

In stating our opinion we have assumed:

1.      the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

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2.	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	the genuineness of all signatures on the Documents;

4.	the authority, capacity and power of each person signing the Documents (other than the Companies in relation to the Guarantees and the Indenture);

5.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

6.	that the Guarantees, the Indenture and any documents entered into with respect to the Guarantees will constitute the legal, valid and binding obligations of each of the parties thereto, other than the Companies, under the laws of the jurisdiction of incorporation or jurisdiction of formation of such parties;

7.	that the Guarantees have been delivered and authenticated as contemplated in the Resolutions, the Registration Statement, the applicable prospectus supplement and the applicable indenture;

8.	that the Guarantees, the Indenture and any documents entered into with respect to the Guarantees will be validly authorised, executed and delivered by each of the parties thereto, other than the Companies in relation to authorisation and execution, and that the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Companies will purportedly deliver such documents will actually receive and accept delivery of such documents;

9.	that the Guarantees, the Indenture and any documents entered into with respect to the Guarantees will effect and constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the jurisdiction by which such documents are governed;

10.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

11.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of any of the Guarantees or the Indenture or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Guarantees or the Indenture is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

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12.	that each transaction to be entered into as contemplated by the Guarantees, the Indenture, the Registration Statement, the Prospectus Supplement and any other prospectus supplement issued in accordance with the Registration Statement in relation to the Guarantees, will be entered into in good faith and for full value and will not have the effect of unlawfully preferring one creditor over another;

13.	that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part and accurately record the resolutions adopted by all of the Directors of IR Limited and IR Holding as unanimous written resolutions of their respective Boards and that there is no matter affecting the authority of the Directors of each Company to issue the Guarantees and to enter into the Indenture, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

14.	that the records which were the subject of the Company Searches were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not since the date and time of the Company Searches been materially altered; and

15.	that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date and time of the Litigation Search been materially altered.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Guarantees and the Indenture have been duly authorized by the Board of Directors of each Company in conformity with the Constitutional Documents and have been validly executed and, in the case of the Guarantees, executed and issued by each of the Companies.

2.	Each of the Companies is an exempted company incorporated with limited liability and existing under the laws of Bermuda. Each of the Companies has been duly organised, is validly existing and in good standing under the laws of Bermuda.

3.	The Guarantees are valid and binding obligations of each Company.

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RESERVATIONS

We have the following reservations:

1.	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.	Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

2.1	details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

2.2	details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

2.3	whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

2.4	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

2.5	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

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3.	In order to issue this opinion we have carried out the Company Searches and the Litigation Searches as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date and time of such searches.

4.	In paragraph (2) above, the term “good standing” means that each Company has received a Certificate of Compliance from the Registrar of Companies and has not failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

DISCLOSURE

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement or a Current Report on Form 8K for incorporation by reference into the Registration Statement, and to the references to our name in the Prospectus contained therein, without admitting that we are “experts” within the meaning of the Securities Act, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

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SCHEDULE

1.	The entries and filings shown in respect of each Company on the file of the respective Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 27 October 2014 at 9:45am (Bermuda time) in relation to IR Holdings and at 9:45am (Bermuda time) in relation to IR Limited (Company Searches).

2.	The entries and filings shown in respect of each Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 27 October 2014 at 9:20am (Bermuda) time in respect of each of the Companies (Litigation Search).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws in respect of the Companies (collectively referred to as the Constitutional Documents).

4.	Certified copy of the unanimous written resolutions of the Directors of each Company effective 22 October 2014 (Resolutions).

5.	A Certificate of Compliance dated 28 October 2014 issued by the Registrar of Companies in respect of each Company.

6.	A copy of the executed Indenture dated as of 28 October 2014 among Ingersoll-Rand Luxembourg Finance S.A. as Issuer and Ingersoll-Rand Public Limited Company, IR Limited, IR Holding, Ingersoll-Rand Company and Ingersoll-Rand Global Holding Company Limited as Guarantors, and The Bank of New York Mellon, as Trustee (the Base Indenture).

7.	A copy of the executed first supplemental indenture dated as of 28 October 2014 relating to the 2020 Notes among Ingersoll-Rand Luxembourg Finance S.A. as Issuer, Ingersoll-Rand Public Limited Company, IR Limited, IR Holding, Ingersoll-Rand Company and Ingersoll-Rand Global Holding Company Limited as Guarantors and The Bank of New York Mellon as Trustee (the 2020 Notes Supplemental Indenture).

8.	A copy of the executed second supplemental indenture dated as of 28 October 2014 relating to the 2024 Notes among Ingersoll-Rand Luxembourg Finance S.A. as Issuer, Ingersoll-Rand Public Limited Company, IR Limited, IR Holding, Ingersoll-Rand Company and Ingersoll-Rand Global Holding Company Limited as Guarantors and The Bank of New York Mellon, as Trustee (the 2024 Notes Supplemental Indenture).

9.

A copy of the executed third supplemental indenture dated as of 28 October 2014 relating to the 2044 Notes among Ingersoll-Rand Luxembourg Finance S.A. as Issuer, Ingersoll-Rand Public Limited Company, IR Limited, IR Holding, Ingersoll-Rand

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Company and Ingersoll-Rand Global Holding Company Limited as Guarantors, and The Bank of New York Mellon, as Trustee (the 2044 Notes Supplemental Indenture and together with the Base Indenture, the 2020 Notes Supplemental Indenture and the 2024 Notes Supplemental Indenture, the Indenture).

10.	A PDF copy of the Pricing Prospectus (as defined in the Underwriting Agreement) as supplemented by the final term sheet prepared and filed pursuant to the Underwriting Agreement (collectively, the Pricing Disclosure Package).

11.	A PDF copy of each of the executed Notes (as defined in each of the 2020 Notes Supplemental Indenture, the 2024 Notes Supplemental Indenture and the 2044 Notes Supplemental Indenture respectively)) (collectively referred to as the Notes).

12.	A PDF copy of each of the executed guarantee to each of the Notes (the Guarantees).

13.	A copy of the registration statement on Form S-3 dated 23 October 2014 bearing registration number 333-199562 as filed with the Securities and Exchange Commission on 23 October 2014 (the Registration Statement).

14.	A copy of the preliminary prospectus supplement (to the Prospectus) dated 23 October 2014 as filed with the Securities and Exchange Commission on 23 October 2014 (the Prospectus Supplement).

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